CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Powerstorm Capital Corp.

El Segundo, CA

We hereby consent to the inclusion in this Registration Statement of Powerstorm Capital Corp. on Form S-1 Amendment No. 2 dated February 6, 2013 of our report dated October 10, 2012 relating to the financial statements of Powerstorm Capital Corp. as of December 31, 2011 and for the period from October 10, 2011 (inception) to December 31, 2011. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

Houston, Texas

February 6, 2013